Exhibit 99.1

Alteryx Announces First Quarter 2017 Financial Results

Revenue increased 55% year-over-year to $28.5 million

Total customers increased 63% year-over-year to over 2,500

IRVINE, Calif. – May 10, 2017 – Alteryx, Inc. (NYSE: AYX), a leader in self-service data analytics, today announced financial results for its first quarter ended March 31, 2017.

“We are pleased with our business momentum during the first quarter, highlighted by 55% year-over-year total revenue growth, a 63% year-over-year growth in total customers, ongoing success with our land and expand model, and positive cash flow from operating activities,” said Dean Stoecker, CEO of Alteryx, Inc.

Stoecker continued, “We are excited to have completed the company’s initial public offering. We believe our expanded resources and market awareness will further enhance our ability to execute the company’s long-term growth strategy. Our success continues to be driven by the disruptive benefits of our self-service data analytics platform that allows organizations and their business analysts to easily prepare, blend, and analyze data from a multitude of sources to more quickly benefit from data-driven decisions. Our platform is expanding the market opportunity beyond traditional data analysis tools by enabling millions of underserved data workers to more effectively do their jobs.”

First Quarter 2017 Financial Highlights

•	Revenue: Revenue for the first quarter was $28.5 million, an increase of 55% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the first quarter was $23.7 million, or a GAAP gross margin of 83%, an increase compared to GAAP gross profit of $14.5 million, or a 79% GAAP gross margin, in the first quarter of 2016. Non-GAAP gross profit for the first quarter was $23.9 million, or a non-GAAP gross margin of 84%, an increase compared to non-GAAP gross profit of $14.5 million, or a 79% non-GAAP gross margin, in the first quarter of 2016.

•	Loss from Operations: GAAP loss from operations for the first quarter was $(5.6) million, an improvement compared to a loss from operations of $(6.4) million for the first quarter of 2016. Non-GAAP loss from operations for the first quarter was $(3.6) million, an improvement compared to non-GAAP loss from operations of $(5.8) million for the first quarter of 2016.

•	Net Loss: GAAP net loss attributable to common stockholders for the first quarter was $(7.7) million, an improvement compared to a GAAP net loss attributable to common stockholders of $(7.8) million for the first quarter of 2016. GAAP net loss per share attributable to common stockholders for the first quarter was $(0.22), based on 35.1 million weighted-average basic and diluted shares outstanding, compared to a GAAP net loss per share attributable to common stockholders of $(0.24), based on 32.3 million weighted-average basic and diluted shares outstanding, for the first quarter of 2016.

Non-GAAP net loss for the first quarter was $(3.7) million, an improvement compared to a non-GAAP net loss of $(5.9) million for the first quarter of 2016. Non-GAAP net loss per share for the first quarter was $(0.08), based on 48.5 million non-GAAP weighted-average basic and diluted shares outstanding, compared to a non-GAAP net loss per share of $(0.13), based on 46.9 million non-GAAP weighted-average basic and diluted shares outstanding, for the first quarter of 2016.

•	Balance Sheet and Cash Flow: As of March 31 2017, Alteryx had cash, cash equivalents, and short-term investments of $164.5 million, inclusive of $114.1 million in cash raised during the initial public offering, net of offering costs. Cash from operating activities was $5.0 million compared to $3.0 million in the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•	Ended the first quarter of 2017 with 2,565 customers, a 63% increase from the first quarter of 2016. Added 237 net new customers in the first quarter of 2017 compared to 180 net new customers in the first quarter of 2016.

•	Achieved a dollar-based net revenue retention rate of 133% for the first quarter of 2017.

•	Announced the pricing of our initial public offering of 9,000,000 shares of Alteryx Class A common stock at a price of $14.00 per share on March 23, 2017 for net proceeds of approximately $114.1 million after offering costs. The shares began trading on the New York Stock Exchange under the symbol “AYX” on March 24, 2017. In addition, in April 2017, the underwriters exercised their 30-day option to purchase an additional 1,350,000 shares of Class A common stock at the initial public offering price for additional net proceeds of approximately $17.6 million.

•	We began collaborating with Amazon Web Services (AWS) to virtualize the Alteryx Server platform and offer its robust data prep, blending, and analytics solution in the cloud. Organizations can now quickly deploy Alteryx Server through AWS Marketplace as an on-demand, pay-as-you-go option. This collaboration builds on the existing integration of Alteryx with Amazon Redshift, and support for Amazon Aurora and Amazon Simple Storage Service (Amazon S3), empowering analysts to quickly consume big data and deliver key business insights.

•	Announced the appointment of Eileen Schloss to our Board of Directors. Eileen is a veteran executive who has worked as a human resource professional to help mentor and guide HR strategy and operations for more than 20 years.

Financial Outlook

As of May 10, 2017, guidance for the second quarter 2017 and full year 2017 is as follows:

•	Second Quarter 2017 Guidance:

•	Revenue is expected to be in the range of $29.0 million to $29.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $(7.5) million to $(8.0) million.

•	Non-GAAP net loss per share is expected to be in the range of $(0.13) to $(0.14) based on approximately 58.0 million non-GAAP weighted-average basic and diluted shares outstanding.

•	Full Year 2017 Guidance:

•	Revenue is expected to be in the range of $122.0 million to $123.5 million.

•	Non-GAAP loss from operations is expected to be in the range of $(20.0) million to $(21.5) million.

•	Non-GAAP net loss per share is expected to be in the range of $(0.38) to $(0.40) based on approximately 56.0 million non-GAAP weighted-average basic and diluted shares outstanding.

The financial outlook above for non-GAAP loss from operations and non-GAAP net loss per share exclude estimates for stock-based compensation expense and amortization of intangible assets, and for non-GAAP net loss per share also excludes the accretion of Series A redeemable convertible preferred stock. A reconciliation of the non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis primarily as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense and amortization of intangible assets. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our Class A common stock, all of which is not within our control, is difficult to predict and is subject to constant change. The actual amount of these expenses during 2017 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.

Quarterly Conference Call

Alteryx will host a conference call today at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial 877-407-9716 (domestic) or 201-493-6779 (international). A live webcast of this conference call will be available on the “Investors” page of the company’s website at www.alteryx.com.

Following the conference call, a telephone replay will be available through May 17, 2017, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13660130. An archived webcast of this conference call will also be available in the “Investors” section of the company’s website.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted-average basic and diluted shares outstanding. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, related to our acquisition of a business in the first quarter of 2017 from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Accretion of Series A redeemable convertible preferred stock. We exclude accretion relating to our Series A redeemable convertible preferred stock from non-GAAP net loss per share because this is a non-cash item that will not recur in the periods following our initial public offering.

In addition, we adjust non-GAAP weighted-average basic and diluted shares outstanding to include the conversion of the redeemable convertible preferred stock into shares of common stock as though the conversion had occurred at the beginning of all periods presented as if they had been outstanding since the beginning of each of the respective periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, we exclude stock-based compensation expense and amortization of intangible assets which are recurring and will be reflected in our financial results for the foreseeable future. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter of 2017 and full year 2017, our market opportunity, our ability to execute the company’s long-term growth strategy, and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: our limited operating history under our current business model; our ability to manage our growth effectively; the rate of growth in the market for analytics products and services; our ability to attract new customers and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; our ability to expand our sales force and the effectiveness of our sales force; our ability to establish and maintain successful relationships with our channel partners; risks associated with our international operations; litigation and related costs; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our final prospectus filed pursuant to Rule 424(b)(4) on March 24, 2017, which is available on our Investor Relations website at investor.alteryx.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

About Alteryx, Inc.

Alteryx (NYSE: AYX) is a leader in self-service data analytics. Alteryx Analytics provides analysts with the unique ability to easily prep, blend and analyze all of their data using a repeatable workflow, then deploy and share analytics at scale for deeper insights in hours, not weeks. Analysts love the Alteryx Analytics platform because they can connect to and cleanse data from data warehouses, cloud applications, spreadsheets and other sources, easily join this data together, then perform analytics — predictive, statistical and spatial — using the same intuitive user interface, without writing any code. Thousands of companies and data analysts worldwide rely on Alteryx daily. Visit www.alteryx.com or call 1-888-836-4274.

Alteryx is a registered trademark of Alteryx, Inc.

Contact

Investor Relations

Staci Mortenson, 844-842-1912

ICR

ir@alteryx.com

Alteryx, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$28,545	$18,394
Cost of revenue	4,826	3,899

Gross profit	23,719	14,495

Operating expenses:
Research and development	6,022	3,855
Sales and marketing	15,628	13,630
General and administrative	7,683	3,416

Total operating expenses	29,333	20,901

Loss from operations	(5,614)	(6,406)
Other Income (expense), net	97	(90)

Loss before provision for income taxes	(5,517)	(6,496)
Provision for income taxes	150	37

Net loss	$(5,667)	$(6,533)

Less: Accretion of Series A redeemable convertible preferred stock	(1,983)	(1,278)

Net loss attributable to common stockholders	$(7,650)	$(7,811)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.24)

Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	35,126	32,266

Other comprehensive income (loss), net of tax:
Net unrealized holding gain (loss) on investments, net of tax	(11)	64
Foreign currency translation adjustments, net of tax	(48)	—

Other comprehensive income (loss), net of tax	(59)	64

Total comprehensive loss	$(5,726)	$(6,469)

Alteryx, Inc.

Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016

Cost of revenue	$121	$26
Research and development	236	73
Sales and marketing	659	310
General and administrative	926	228

Total stock-based compensation expense	$1,942	$637

Alteryx, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$141,586	$31,306
Short-term investments	22,902	21,394
Accounts receivable, net	24,061	35,367
Deferred commissions	6,513	7,358
Prepaid expenses and other current assets	5,361	5,013

Total current assets	200,423	100,438

Property and equipment, net	6,539	6,212
Long-term investments	5,992	—
Goodwill	2,895	—
Intangible assets, net	3,035	—
Other assets	4,790	4,765

Total assets	$223,674	$111,415

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,950	$1,780
Accrued payroll and related liabilities	4,163	7,760
Accrued expenses and other current liabilities	8,120	4,987
Deferred revenue	70,494	71,050

Total current liabilities	84,727	85,577
Deferred revenue	3,505	3,084
Other liabilities	2,664	1,182

Total liabilities	90,896	89,843

Commitments and contingencies

Redeemable convertible preferred stock, $0.0001 par value: no shares and 14,899 shares authorized as of March 31, 2017 and December 31, 2016, respectively; no shares and 14,647 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively; aggregate liquidation preference of $0 and $87,448 as of March 31, 2017 and December 31, 2016, respectively	—	99,182

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 10,000 and no shares authorized as of March 31, 2017 and December 31, 2016, respectively; no shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—

Common stock, $0.0001 par value: 1,000,000 and 56,025 shares authorized as of March 31, 2017 and December 31, 2016, respectively; 57,014 and 32,674 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	5	3

Additional paid-in capital	224,555	8,443
Accumulated deficit	(91,714)	(86,047)
Accumulated other comprehensive loss	(68)	(9)

Total stockholders’ equity (deficit)	132,778	(77,610)

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$223,674	$111,415

Alteryx, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(5,667)	$(6,533)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	566	308
Stock-based compensation	1,942	637
Provision for doubtful accounts and sales reserve, net of recoveries	350	122
Loss (gain) on disposal of assets	30	(35)
Changes in operating assets and liabilities, net of effect of business acquisition:
Accounts receivable	11,175	8,295
Deferred commissions	860	443
Prepaid expenses and other assets	(1,220)	(378)
Accounts payable	(525)	691
Accrued payroll and payroll related liabilities	(3,506)	(2,704)
Accrued expenses and other current liabilities	977	449
Deferred revenue	(118)	1,718
Other liabilities	159	(8)

Net cash provided by operating activities	5,023	3,005

Cash flows from investing activities:
Purchases of property and equipment	(508)	(1,401)
Cash paid in business acquisition, net of cash acquired	(3,884)	—
Purchases of investments	(16,035)	(5,333)
Maturities of investments	8,524	—

Net cash used in investing activities	(11,903)	(6,734)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting commissions and discounts	117,180	—
Payment of initial public offering costs	(797)	—
Principal payments on capital lease obligations	(82)	(27)
Proceeds from exercise of stock options	884	30

Net cash provided by financing activities	117,185	3

Effect of exchange rate changes on cash	(25)	—
Net increase (decrease) in cash and cash equivalents	110,280	(3,726)
Cash and cash equivalents—beginning of year	31,306	24,779

Cash and cash equivalents—end of year	$141,586	$21,053

Supplemental disclosure of noncash investing activities:
Property and equipment recorded in accounts payable	$356	$144

Consideration for business acquisition included in accrued expenses and other current liabilities and other liabilities	$1,660	$—

Supplemental disclosure of noncash financing activities:
Accretion of Series A redeemable convertible preferred stock	$1,983	$1,278

Deferred initial public offering costs recorded in accounts payable and accrued expenses	$1,329	$—

Property and equipment funded by capital lease borrowing	$—	$987

Conversion of Series A redeemable convertible preferred stock to common shares	$101,165	$—

Alteryx, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of non-GAAP gross profit:
GAAP gross profit	$23,719	$14,495

GAAP gross margin	83%	79%

Add back:
Stock-based compensation expense	121	26
Amortization of intangible assets	65	—

Non-GAAP gross profit	$23,905	$14,521

Non-GAAP gross margin	84%	79%

Reconciliation of non-GAAP loss from operations:
GAAP loss from operations	$(5,614)	$(6,406)

GAAP operating margin	-20%	-35%

Add back:
Stock-based compensation expense	1,942	637
Amortization of intangible assets	65	—

Non-GAAP loss from operations	$(3,607)	$(5,769)

Non-GAAP operating margin	-13%	-31%

Reconciliation of non-GAAP net loss:
GAAP net loss attributable to common stockholders	$(7,650)	$(7,811)

Stock-based compensation expense	1,942	637
Amortization of intangible assets	65	—
Accretion of Series A redeemable convertible preferred stock	1,983	1,278

Non-GAAP net loss	$(3,660)	$(5,896)

Non-GAAP Earnings per Share:
Non-GAAP net loss	$(3,660)	$(5,896)

Non-GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	48,470	46,913

Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.13)

Reconciliation of non-GAAP net loss per share, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.24)

Add back:
Non-GAAP adjustments to net loss per share	0.14	0.11

Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.13)

Reconciliation of non-GAAP weighted-average shares outstanding, basic and diluted
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	35,126	32,266

Add back:
Conversion of redeemable convertible preferred stock into common stock	13,344	14,647

Non-GAAP weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	48,470	46,913